                                                                               .
                                                                               .
                                                                               .

                                                                      Exhibit 21

                       Subsidiaries of Bottling Group, LLC
                             As of December 25, 2004

NAME OF SUBSIDIARY                                        JURISDICTION
Avalon Lake, LLC                                            Delaware
Gray Bern Holdings, Inc.                                    Delaware
Grayhawk Leasing, LLC                                       Delaware
Hillwood Bottling, LLC                                      Delaware
International Bottlers Management Co. LLC                   Delaware
New Bern Transport Corporation                              Delaware
PBG Canada Finance, LLC                                     Delaware
PBG Canada Finance II, LLC                                  Delaware
PBG Canada Holdings, Inc.                                   Delaware
PBG Canada Holdings II, Inc.                                Delaware
PBG Commerce, LLC                                           Delaware
PBG Michigan, LLC                                           Delaware
PBG Spirituosen Holdings, LLC                               Delaware
PBG Texas, L.P.                                             Delaware
Pepsi-Cola Commodities, LLC                                 Delaware
Primrose, LLC                                               Delaware
Rockledge Holdings, LLC                                     Delaware
Valley Pond, LLC                                            Delaware
PBG Canada Global Holdings ULC                               Canada
The Pepsi Bottling Group (Canada), Co.                       Canada
PBG Investment Partnership                                   Canada
PBG Investment (Luxembourg) Sarl                            Luxembourg
Onbiso Inversiones, S.L.                                      Spain
Pepsi Bottling Group GmbH                                    Germany
Pepsi-Cola Bottling Beteiligungsges
  GmbH                                                       Germany
Aspetuck Ireland Limited                                     Ireland
Tanglewood Finance, Sarl                                    Luxembourg
PepsiCo IVI S.A.                                             Greece
Dornfell                                                     Ireland
PBG Northern Atlantic Limited                                Ireland
Pepsi-Cola Bottling Finance B.V.                          The Netherlands
Pepsi Bottling Group Global
  Finance Sarl                                              Luxembourg
Pepsi-Cola Bottling Global B.V.                           The Netherlands
GB Russia LLC (St. Petersburg)                                Russia
PepsiCo Holdings OOO (Russia)                                 Russia
Pepsi-Cola Soft Drink Factory of Sochi                        Russia
Pepsi International Bottlers (Ekaterinburg) LLC               Russia
Pepsi International Bottlers (Samara) LLC                     Russia
Abechuko Inversiones, S.L.                                    Spain
Alikate Inversiones, S.L.                                     Spain
Catalana de Bebidas Carbonicas, S.A.
                                                              Spain

Canguro Rojo Inversiones, S.L.                                Spain
Centro-Mediterreanea de Bebidas Carbonicas
PepsiCo S.C.m.p.a.                                            Spain
Centro-Levantina de
Bebidas Carbonicas PepsiCo S.L.                               Spain
Celestecasa Inversiones, S.L.                                 Spain
Compania de Bebidas PepsiCo, S.A.
                                                              Spain

KAS, S.L.                                                     Spain
Mountain Dew Inversiones, S.L.                                Spain
Enfolg Inversiones, S.L.                                      Spain
Gatika Inversiones, S.L.                                      Spain
Greip Inversiones, S.L.                                       Spain
PBG Holding de Espana ETVE, S.A.                              Spain
Jatabe Inversiones, S.L.                                      Spain

NAME OF SUBSIDIARY                                            JURISDICTION
Jugodesalud Inversiones, S.L.                                     Spain
Lorenzito Inversiones, S.L.                                       Spain
Manurga Inversiones, S.L.                                         Spain
Migliori Inversiones, S.L.                                        Spain
Nadamas Inversiones, S.L.                                         Spain
PBG Financiera y Promocion de Empresas, S.L.                      Spain
PBG Commercial SECOR, S.L.                                        Spain
PepsiCo Ventas Andalucia, S.A.                                    Spain
Stepplan Inversiones, S.L.                                        Spain
Beimiguel Inversiones, S.L.                                       Spain
Aquafina Inversiones, S.L.                                        Spain
Wesellsoda Inversiones, S.L.                                      Spain
Rasines Inversiones, S.L.                                         Spain
Rebujito Inversiones, S.L.                                        Spain
Ronkas Inversiones, S.L.                                          Spain
Pet-Iberia, S.L.                                                  Spain
Retana Inversiones SPE, S.L.                                      Spain
Spirituosen, S.A.                                                 Spain
Constar Ambalaj Sanyi Ve Ticaret A.S.                            Turkey
Fruko Mesrubat Sanayii, A.S.                                     Turkey
Mekta Ticaret, A.S.                                              Turkey
PepsiCo Middle East Investments                              The Netherlands
Pepsi-Cola Servis Dagitim, A.S.                                  Turkey
The Pepsi Bottling Group Mexico SRL                              Mexico
Gemex Holdings LLC                                              Delaware
Embotelledores Internacionales de Mexico S.R.L                   Mexico
Duingrass Holdings, B.V.                                     The Netherlands
Embotelladores Del Valle de Anahuac, S.R.L.                      Mexico
Embotelladores Mexicanos de Pepsi Cola S.R.L.                    Mexico
Embotelladora de Refrescos Mexicanos S.R.L.                      Mexico
Envasadora Del Centro, S.R.L.                                    Mexico
Embotelladora Moderna, S.R.L                                     Mexico
Embotelladora La Isleta, S.R.L.                                  Mexico
Embotelladores Del Bajio, S.R.L.                                 Mexico
Fivemex, S.R.L.                                                  Mexico
Nueva Santa Cecilia, S.R.L.                                      Mexico
Servicios Administativos Suma, S.R.L.                            Mexico
Bienes Raices Metropolitanos, S.R.L.                             Mexico


NAME OF SUBSIDIARY                                            JURISDICTION
Fomentadora Urbana Metropolitana, S.R.L.                         Mexico
Equipos Para Embotelladoras Y Cervecerias,
S.R.L.                                                           Mexico
Industria de Refrescos, S.R.L.                                   Mexico
Bedidas Purificadas Del Sureste S.R.L.                           Mexico
Marketing para Embotelladoras, S.R.L.                            Mexico
Procesos Plasticos S.R.L.                                        Mexico
Inmobiliaria La Bufa, S.R.L.                                     Mexico
Central de La Industria Escorpion S.R.L.                         Mexico
Fomentadora Urbana del Surestes, S.R.L.                          Mexico
Embotelladora Metropolitana, S.R.L.
                                                                 Mexico
Embotelladora Potosi, S.R.L.                                     Mexico
Electropura, S.R.L.                                              Mexico
Inmobiliaria Operativa S.R.L.                                    Mexico
Embotelladora Garci-Crespo, S.R.L.
                                                                 Mexico
Distribuidora Garci-Crespo, S.R.L.                               Mexico
Inmobiliaria La Cantera, S.R.L.                                  Mexico
Granja Buen Agua, S.R.L.                                         Mexico
Bebidas Purificadas Del Noreste, S.R.L.                          Mexico
Tenedora Del Noreste, S.R.L.                                     Mexico
Grupo Embotellador Noreste, S.R.L.
                                                                 Mexico
Industria de Refrescos Del Noreste, S.R.L.                       Mexico